SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON D.C. 20549


                                 ___________


                                  FORM 11-K


                                 ___________



                                ANNUAL REPORT



                      Pursuant to Section 15(d) of the
                      Securities Exchange Act of 1934



                    For The Year Ended December 31, 1993





                                ___________



         THE DATAPOINT CORPORATION PROFIT SHARING/EMPLOYEE SAVINGS PLAN


                           Datapoint Corporation

                           8400 Datapoint Drive
                      San Antonio, Texas 78229-8500


Item 1.	Changes in the Plan.

None.


Item 2.	Changes in Investment Policy.

None.


Item 3.	Contributions Under the Plan.

During 1993, 1992 and 1991, Datapoint Corporation (the "Company") made discretionary contributions of $0, $0, and $400,000 respectively, to the Datapoint Corporation Profit Sharing/Employee Savings Plan (the "Plan"). The 1991 discretionary contribution consisted of cash and $23,500 of the Company's common stock.


Item 4.	Participating Employees.

There were 304 employees who were participants in the Plan December 31, 1993.


Item 5.	Administration of the Plan.

(a) The following is a list of the names, addresses and positions or offices held with Datapoint Corporation of all persons who are members of the Committee which administers the Plan:

                               Positions or Offices Held
	Name and Address		            with Datapoint Corporation
 ----------------              --------------------------
	G. Ross Laughead	             Vice President, General
	336 Tuxedo		                  Counsel and Corporate
	San Antonio, Texas 78209      Secretary

	Angela Cooper                 Director, Human Resources
	4318 Center Oak Woods	        and Administration
	San Antonio, Texas 78249


(b) None of the above administrators received any compensation for services from the Plan during the year ended December 31, 1993.



Item 6.	Custodian of Investments.

(a) Fidelity Management Trust Company ("FMTC") acts as manager of all securities, except Datapoint Common Stock, and investments of the Plan transferred to it by Frost National Bank. Funds are invested in accounts allowed by the Plan and as directed by the participants. FMTC, a subsidiary of Fidelity Investments, a Massachusetts investment company (located at 82 Devonshire Street, Boston, Massachusetts 02109), offers various trust services to corporate and personal trust account customers.

Frost National Bank, as Trustee, acts as a carrier between Datapoint and FMTC for funds related to the Plan. Frost is custodian for the Datapoint Common Stock. Frost is responsible for investing any daily cash balances not transferred to FMTC. Frost National Bank, a Texas banking corporation (located at 100 West Houston St., San Antonio, Texas 78296), offers various trust services to corporate and personal trust account customers.

(b) For the year ending December 31, 1993 Frost National Bank received compensation of approximately $9,401 from Datapoint Corporation on behalf of the Plan.

(c) FMTC is required by Section 17(g) of the Investment Company Act of 1940 to maintain a bond covering it against larceny and embezzlement by its officers and employees. FMTC also maintains insurance coverage against losses resulting from errors and omissions by its employees, officers and trustees and for losses resulting from electronic and computer crime. Coverage under these policies is more than adequate to cover any potential losses incurred by the Plan. Frost National Bank is also covered by an error and omission bond and collateral asset program which is more than adequate to cover any potential losses incurred by the Plan.


Item 7.	Reports to Participating Employees.

At the end of each calendar quarter, each participant receives an individual participant statement disclosing the status of their account during the preceding quarter (including the opening and closing totals, and a breakdown of withdrawals, contributions, and other allocations to or from the account). As the Plan is modified, each participant receives a copy of the updated prospectus relating to the Plan. Each participant also receives the annual report of the Plan which includes financial statements of the Plan. Employees also receive quarterly and annual reports of the Company as they are applicable to the Plan.


Item 8.	Investment of Funds.

There were no commissions paid during the year ended December 31, 1993, 1992, and 1991.




Item 9.	Financial Statements and Exhibits.

(a) Financial Statements

  Report of Independent Auditors

  Statements of Financial Condition --
  Combined Funds
  December 31, 1993 and 1992

  Statements of Income and Changes in Plan Equity --
  Combined Funds
  Years ended December 31, 1993, 1992, and 1991

  Statements of Financial Condition at December 31, 1993 and 1992, and Statements of Income and Changes in Fund Equity for the Years ended December 31, 1993, 1992, and 1991 for the following funds:

  Guaranteed Investment Group Fund
	 Guaranteed Investment Open End Fund
	 Cash Reserve Fund
	 Equity Income Fund
	 Magellan Fund
	 Datapoint Common Stock Fund

(b) Notes to Financial Statements

(c) Schedules:

	Schedules I, II and III have been omitted because the required information is shown in the financial statements.




                          DATAPOINT  CORPORATION

                   PROFIT SHARING/EMPLOYEE SAVINGS PLAN

                           FINANCIAL STATEMENTS

                        AND SUPPLEMENTAL SCHEDULES

                     DECEMBER 31, 1993, 1992 AND 1991

                   WITH REPORT OF INDEPENDENT AUDITORS



CONTENTS

Report of Independent Auditors

Financial Statements

	Statements of Financial Condition -
	Combined Funds
	December 31, 1993 and 1992

	Statements of Income and Changes in Plan Equity -
	Combined Funds
	Years Ended December 31, 1993, 1992 and 1991

	Statement of Financial Condition -
	Guaranteed Investment Group Fund
	December 31, 1993 and 1992

	Statement of Income and Changes in Fund Equity -
	Guaranteed Investment Group Fund
	Years Ended December 31, 1993, 1992 and 1991

	Statement of Financial Condition -
	Guaranteed Investment Open End Fund
	December 31, 1993 and 1992

	Statement of Income and Changes in Fund Equity -
	Guaranteed Investment Open End Fund
	Years Ended December 31, 1993, 1992 and 1991

	Statement of Financial Condition -
	Cash Reserve Fund
	December 31, 1993 and 1992

	Statement of Income and Changes in Fund Equity -
	Cash Reserve Fund
	Years Ended December 31, 1993, 1992 and 1991

	Statement of Financial Condition -
	Equity Income Fund
	December 31, 1993 and 1992

	Statement of Income and Changes in Fund Equity -
	Equity Income Fund
	Years Ended December 31, 1993, 1992 and 1991

	Statement of Financial Condition -
	Magellan Fund
	December 31, 1993 and 1992

	Statement of Income and Changes in Fund Equity -
	Magellan Fund
	Years Ended December 31, 1993, 1992 and 1991

	Statement of Financial Condition -
	Datapoint Common Stock Fund
	December 31, 1993 and 1992

	Statement of Income and Changes in Fund Equity -
	Datapoint Common Stock Fund
	Years Ended December 31, 1993, 1992 and 1991


Notes to Financial Statements


Supplemental Schedules

	Schedule of Reportable Transactions

	Schedule of Assets Held for Investment


A schedule of party-in-interest transactions has not been presented because there were no transactions which are prohibited by ERISA Section 406 and for which there is no statutory or administrative exemption.


                   Report of Independent Auditors


Trust Committee
Datapoint Corporation
Profit Sharing/Employee Savings Plan


We have audited the accompanying statements of financial condition of the Datapoint Corporation Profit Sharing/Employee Savings Plan (Combined Funds, Guaranteed Investment Group Fund, Guaranteed Investment Open End Fund, Cash Reserve Fund, Equity-Income Fund, Magellan Fund, and Datapoint Common Stock Fund) at December 31, 1993 and 1992, and the related statements of income and changes in plan equity for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Datapoint Corporation Profit Sharing/Employee Savings Plan (Combined Funds, Guaranteed Investment Group Fund, Guaranteed Investment Open End Fund, Cash Reserve Fund, Equity-Income Fund, Magellan Fund and Datapoint Common Stock Fund) at December 31, 1993 and 1992, and its income and change in its plan equity for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of reportable transactions and assets held for investment are presented for purposes of complying with the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in the audit of basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                             							Ernst & Young

April 15, 1994




          DATAPOINT CORPORATION PROFIT SHARING/EMPLOYEE SAVINGS PLAN

                     STATEMENTS OF FINANCIAL CONDITION

                              COMBINED FUNDS

                         December 31, 1993 and 1992



					                                                       1993       	1992
Assets:                                                  ---------   ---------
	Short-term investment				                                  $5,635 	    $4,969
	Investments at fair value:
	  (Cost: $3,625,831 in 1993 and $3,631,777 in 1992)	  	 4,034,934 		3,806,586
	Contributions receivable:
	  Datapoint Corporation					                                  541 		    3,597
	  Participants					                                             0        		48
	Dividends receivable					                                  86,756           3
	Interest receivable					                                    9,852       9,580
                                                         ---------   ---------
                                                         4,137,718 		3,824,783

Liabilities:
	Payable to participants				                                     0     194,229
	Forfeitures			                                           		28,290    		27,019
                                                        ----------  ----------
Plan Equity		  			                                    	 $4,109,428	 $3,603,535
								                                                ==========  ==========

See accompanying notes.




          DATAPOINT CORPORATION PROFIT SHARING/EMPLOYEE SAVINGS PLAN

               STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY

                              COMBINED FUNDS

           For the Years Ended December 31, 1993, 1992, and 1991




			                                             1993	       1992	       1991
Investment income:								                     -------     -------     -------
	Dividend income			                            146,570 	   167,173     102,954
	Interest income                             			96,447   		107,543     108,591
Net appreciation in fair value	of investments		269,155 		   10,869   		222,729
Contributions:
	Datapoint Corporation		                      	101,216   		108,946     507,881
	Participants	                               		405,900   		435,134     431,629
                                               -------		   -------     -------
	                                            1,019,288  	  829,665   1,373,784

Withdrawals and distributions			              (512,109) 		(379,223)	 	(224,161)
Forfeitures		                                 		(1,286)	      (992)   		(8,810)
                                              ---------   ---------  	---------
	                                           		(513,395)	 	(380,215)	 	(232,971)

Income & changes in plan equity for the year   505,893 	   449,450   1,140,813
Plan equity at beginning of year         				3,603,535   3,154,085	 	2,013,272
                                            ----------  ----------  ----------
Plan equity at end of year	             		  $4,109,428  $3,603,535  $3,154,085
								                                    ==========  ==========  ==========


See accompanying notes.



           DATAPOINT CORPORATION PROFIT SHARING/EMPLOYEE SAVINGS PLAN

                     STATEMENTS OF FINANCIAL CONDITION

                     GUARANTEED INVESTMENT GROUP FUND

                         December 31, 1993 and 1992



                                               					       1993	        1992
Assets:	                                                 --------     --------
	Short-term investment 		                                     $99          $57
	Investments at fair value:
	  0 shares in 1993 and 171,761 shares in 1992 	             			0    		171,761
	Contributions receivable:
	  Datapoint Corporation	                                 				305      		3,502
	Interest receivable	                                       				0      		1,297
                                                         --------      -------
		                                                        				404    		176,617

Liabilities:
	Transfers outstanding	                                     				0    		157,199
	Payable to participants 	                                  				0     		10,558
	Forfeitures	                                             				250      		5,358
                                                         --------      -------
Fund Equity	                                            					$154    		$14,060
								                                                 ========      =======


See accompanying notes.



           DATAPOINT CORPORATION PROFIT SHARING/EMPLOYEE SAVINGS PLAN

               STATEMENTS OF INCOME AND CHANGES IN FUND EQUITY

                      GUARANTEED INVESTMENT GROUP FUND

             For the Years Ended December 31, 1993, 1992, and 1991




                                            				1993      		1992      		1991
Investment income:                            --------    --------    --------
	Interest income	                               		$192   		$15,212   		$32,730

Net depreciation in fair value	of investments	       0         (42)          0
Transfers	                                   			(3,511) 		(162,743) 		(230,445)
Withdrawals and distributions		                  		(29)	  	(12,264)	  	(15,178)
Forfeitures	                                      			0         		0 	      	(64)
                                              ---------   ---------   ---------
                                            				(3,540) 		(175,049) 	 (245,687)

Income & changes in plan equity for the year 			(3,348) 		(159,837) 		(212,957)
Fund equity at beginning of year	             			3,502   		163,339   		376,296
                                              ---------   ---------   --------
Fund equity at end of year	                    			$154    		$3,502  		$163,339
							                                       =========   =========   ========


See accompanying notes.


           DATAPOINT CORPORATION PROFIT SHARING/EMPLOYEE SAVINGS PLAN

                     STATEMENTS OF FINANCIAL CONDITION

                    GUARANTEED INVESTMENT OPEN END FUND


                       December 31,  1993 and 1992

                                                            1993        1992
Assets:                                                   --------    --------
	Short-term investment	                                    			$209      	 $120
	Investments at fair value:
	  1,060,587 shares in 1993 and 1,036,775
     shares in 1992                                      1,060,587  	1,036,775
	Contributions receivable:
	  Datapoint Corporation	                                   				50        		50
	Transfers outstanding	                                  				2,479   		139,883
	Interest receivable	                                    				5,093       5,433
                                                        ----------   ---------
		                                                   				1,068,418 		1,182,261

Liabilities:
	Payable to participants	                                    				0    		51,651
	Forfeitures	                                            				6,051       		887
                                                        ----------  ----------
Fund Equity	                                        				$1,062,367 	$1,129,723
								                                                ==========  ==========

See accompanying notes.



           DATAPOINT CORPORATION PROFIT SHARING/EMPLOYEE SAVINGS PLAN

                STATEMENTS OF INCOME AND CHANGES IN FUND EQUITY

                      GUARANTEED INVESTMENT OPEN END FUND

             For the Years Ended December 31, 1993, 1992, and 1991




                                            				1993      		1992      		1991
Investment income:                            --------    --------    --------
	Interest income                            			$67,598   		$57,083   		$29,720
Contributions:
	Datapoint Corporation                       			31,490    		36,481   		148,676
	Participants	                               		126,720   		145,943   		152,383
                                               -------     -------     -------
                                           				225,808   		239,507   		330,779

Transfers                                 				(110,933)  		144,724   		167,706

Withdrawals and distributions             				(182,175)    (59,381)    (18,033)
Forfeitures	                                    			(56)      		(91)     		(267)
                                              ---------    --------    --------
                                          				(182,231)  		(59,472)  		(18,300)

Income & changes in plan equity for the year			(67,356)  		324,759     480,185
Fund equity at beginning of year         				1,129,723   		804,964   		324,779
				                                        ----------  ----------    --------
Fund equity at end of year	              			$1,062,367		$1,129,723  		$804,964
																                            ==========  ==========    ========


See accompanying notes.


           DATAPOINT CORPORATION PROFIT SHARING/EMPLOYEE SAVINGS PLAN

                    STATEMENTS OF FINANCIAL CONDITION

                          CASH RESERVES FUND

                      December 31, 1993 and 1992



                                                     					 	1993      		1992
Assets:	                                                  --------    --------
	Short-term investment                                 					$2,394    		$2,262
	Investments at fair value:
	  948,487 shares in 1993 and 1,011,128 shares in 1992		 		948,487 		1,011,128
	Contributions receivable:
	  Datapoint Corporation                                   					87        		45
	Interest receivable	                                    				4,593     		2,802
                                                           -------   ---------
                                                     						955,561 		1,016,237

Liabilities:
	Transfers outstanding	 	                                			40,585    		34,989
	Payable to participants                                    					0    		32,190
	Forfeitures	                                           				10,108     		9,844
                                                          --------    --------
Fund Equity	                                         					$904,868  		$939,214
														                                            ========    ========



See accompanying notes.



           DATAPOINT CORPORATION PROFIT SHARING/EMPLOYEE SAVINGS PLAN

               STATEMENTS OF INCOME AND CHANGES IN FUND EQUITY

                           CASH RESERVES FUND

            For the Years Ended December 31, 1993, 1992, and 1991




                                          			   1993      		1992      		1991
Investment income:								                    --------    --------    --------
	Interest income                            			$28,325   		$35,036   		$45,863
Contributions:
	Datapoint Corporation                       			20,968    		24,113   		152,053
	Participants                                			84,045    		96,439   		102,447
                                               -------     -------     -------
                                           				133,338   		155,588   		300,363

Transfers	                                  			(69,669)   		63,586    		58,338

Withdrawals and distributions              				(97,735) 		(159,060) 		(113,487)
Forfeitures                                   				(280)     		(806)     		(989)
                                               --------   ---------   ---------
                                           				(98,015)	 	(159,866) 		(114,476)

Income & changes in plan equity	for the year			(34,346)	   	59,308 	   244,225
Fund equity at beginning of year				           939,214 	  	879,906   		635,681
                                              --------    --------    --------
Fund equity at end of year				                $904,868 	 	$939,214 	 	$879,906
								                                      ========    ========    ========


See accompanying notes.





          DATAPOINT CORPORATION PROFIT SHARING/EMPLOYEE SAVINGS PLAN

                    STATEMENTS OF FINANCIAL CONDITION

                          EQUITY INCOME FUND

                      December 31, 1993 and 1992



                                                          	1993        	1992
Assets:								                                          --------     --------
	Short-term investment	  		                              	  	$351 	      	$314
	Investments at fair value:
	 12,263 shares in 1993 and 11,547 shares in 1992
	 (Cost: $326,548 in 1993 and $295,059 in 1992)				       414,985 	   	334,991
	Contributions receivable:
	  Datapoint Corporation			                                   		4          		0
	Dividends receivable			                                 	  5,871          		3
 	Interest receivable                                     					16          		8
	Transfers outstanding                                					16,663          		0
                                                          -------      -------
                                                    						437,890    		335,316

Liabilities:
	Transfers outstanding                                     					0        		146
	Payable to participants                                   					0     		26,967
	Forfeitures                                           					1,324        		975
                                                         --------     --------
Fund Equity	                                         				$436,566   		$307,228
								                                                 ========     ========


See accompanying notes.



           DATAPOINT CORPORATION PROFIT SHARING/EMPLOYEE SAVINGS PLAN

                STATEMENTS OF INCOME AND CHANGES IN FUND EQUITY

                              EQUITY INCOME FUND

             For the Years Ended December 31, 1993, 1992, and 1991




                                            				1993      		1992	      	1991
Investment income:								                    --------    --------    --------
	Dividend income                            			$14,853   		$11,671   		$17,347
	Interest income                                 			41        		47        		65

Net appreciation in fair value	of investments			56,056 	   	29,533    		44,267

Contributions:
	Datapoint Corporation                       			12,574    		11,418    		43,880
	Participants                                			50,272    		45,662    		39,097
                                               -------     -------     -------
                                           				133,796    		98,331   		144,656

Transfers                                   				33,085   		(27,190)  		(19,274)

Withdrawals and distributions		              		(37,194)	  	(28,736)	  	(14,182)
Forfeitures                                   				(349)      	 	(6)	        	0
                                               --------    --------    --------
                                           				(37,543)	  	(28,742)	   (14,182)

Income & changes in fund equity	for the year			129,338    		42,399    	111,200
Fund equity at beginning of year	           			307,228   		264,829   		153,629
                                              --------    --------    --------
Fund equity at end of year	                			$436,566    $307,228    $264,829
								                                      ========    ========    ========



See accompanying notes.


          DATAPOINT CORPORATION PROFIT SHARING/EMPLOYEE SAVINGS PLAN

                    STATEMENTS OF FINANCIAL CONDITION

                              MAGELLAN FUND

                       December 31, 1993 and 1992



                                                     						1993       		1992
Assets:                                                 ---------    ---------
	Short-term investment                                  					$645       		$556
	Investments at fair value:
	  19,855 shares in 1993 and 17,523 shares in 1992
	  (Cost: $1,212,409 in 1993 and $1,035,290 in 1992)				1,406,754  		1,104,142
	Contributions receivable:
	  Datapoint Corporation	                                  				95          		0
	  Participants	                                            				0         		48
	Dividends receivable	                                 				80,885          		0
	Interest receivable	                                     				138         		36
	Transfers outstanding	                                				25,459     		52,451
                                                        ---------    ---------
                                                   					1,513,976  		1,157,233

Liabilities:
	Payable to participants	                                   				0     		72,773
	Forfeitures                                           					9,893      		9,522
                                                       ----------   ----------
Fund Equity                                      						$1,504,083 		$1,074,938
								                                               ==========   ==========


See accompanying notes.



          DATAPOINT CORPORATION PROFIT SHARING/EMPLOYEE SAVINGS PLAN

               STATEMENTS OF INCOME AND CHANGES IN FUND EQUITY

                             MAGELLAN FUND

            For the Years Ended December 31, 1993, 1992, and 1991




                                               	1993	      	1992       	1991
Investment income:								                    --------    --------     -------
	Dividend income                           			$131,717  		$155,502   		$85,607
	Interest income	                                		191        		89        		58
Net appreciation (depreciation)	in
 fair value of investments	                 	 	144,963   		(80,077)  		160,008
Contributions:
	Datapoint Corporation                       			34,690    		35,295   		134,127
	Participants                               			138,887   		141,166   		132,574
                                              --------    --------    --------
	                                           			450,448   		251,975   		512,374

Transfers                                  				168,465   		(17,712)    		6,143

Withdrawals and distributions             				(189,397) 		(116,916)   	(62,764)
Forfeitures                                   				(371)       		(6)   		(7,490)
                                              ---------   ---------    --------
                                       			   	(189,768) 		(116,922)	  	(70,254)

Income & changes in fund equity	for the year 	 429,145   		117,341    	448,263
Fund equity at beginning of year         				1,074,938   		957,597   		509,334
                                            ----------  ----------    --------
Fund equity at end of year	              			$1,504,083 	$1,074,938  		$957,597
								                                    ==========  ==========    ========



See accompanying notes.



								DATAPOINT CORPORATION PROFIT SHARING/EMPLOYEE SAVINGS PLAN

                    STATEMENTS OF FINANCIAL CONDITION

                      DATAPOINT COMMON STOCK FUND

                      December 31, 1993 and 1992


                                             	       						1993 	      	1992
Assets:	                                                 --------      -------
	Short-term investment		                                			$1,937     		$1,660
	Investments at fair value:
	  34,744 shares in 1993 and 38,139 shares in 1992
	  (Cost: $77,800 in 1993 and $81,764 in 1992)		     		  	204,121    		147,789
	Contributions receivable:
	Interest receivable	                                      				12          		4
                                                          -------      -------
	                                                     				206,070    		149,453

Liabilities:
	Transfers outstanding	                                 				4,016          		0
	Payable to participants                                   					0         		90
	Forfeitures                                             					664        		433
                                                         --------     --------
Fund Equity		                                        				$201,390   		$148,930
																                                         ========     ========


See accompanying notes.



          DATAPOINT CORPORATION PROFIT SHARING/EMPLOYEE SAVINGS PLAN

              STATEMENTS OF INCOME AND CHANGES IN FUND EQUITY

                      DATAPOINT COMMON STOCK FUND

						   		For the Years Ended December 31, 1993, 1992, and 1991




                                       		     		1993      		1992      		1991
Investment income:								                    --------    --------    --------
	Interest income                               			$100       		$76      		$155
Net appreciation in fair value	of investments			68,136 	   	61,455    		18,454
Contributions:
	Datapoint Corporation	                        		1,494     		1,639    		29,145
	Participants                                 			5,976 	    	5,924     		5,128
                                                ------      ------      ------
                                            				75,706 	   	69,094    		52,882

Transfers		                                  		(17,437)     		(665)   		17,532

Withdrawals and distributions               				(5,579)   		(2,866)     		(517)
Forfeitures		                                   		(230)      		(83)	        	0
                                               --------     -------     ------
                                            				(5,809)   		(2,949)     		(517)

Income & changes in fund equity	for the year		 	52,460    		65,480    		69,897
Fund equity at beginning of year	           			148,930    		83,450    		13,553
								                                      --------    --------     -------
Fund equity at end of year                				$201,390  		$148,930   		$83,450
								                                      ========    ========     =======



See accompanying notes.


DESCRIPTION OF THE PLAN

The Datapoint Corporation Profit Sharing/Employee Savings Plan (the "Plan") was adopted effective January 1, 1988 to provide retirement and other benefits for employees of Datapoint Corporation (the "Company") and certain of its subsidiaries. The Plan contains a cash or deferred arrangement pursuant to Section 401(k) of the Internal Revenue Code of 1986 (the "Code").

ERISA - The Plan is generally subject to the provisions of Titles I (Protection of Employee Benefit Rights), II (Amendments to the Internal Revenue Code Relating to Retirement Plans) and III (Jurisdiction, Administration, Enforcement) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). However, the Plan, as a defined contribution plan, is not subject to Part 3 of Title I of ERISA (Funding) nor the Title IV of ERISA (Plan Termination Insurance).

Plan administration - The Plan is administered by a Plan Administrator, which is currently the Company.

Participation - All United States employees of the Company are eligible to participate in the Plan provided that the employee has been employed for at least 12 months by the Company.

Contributions - The Plan is funded by the following contributions:

1.	Basic Contributions - These are voluntary pre-tax contributions to
the Plan and are made	by a participant's election to reduce his
compensation by an amount measured in whole	percentages ranging
between 1 percent and 5 percent.  "Compensation" means the salary, wages and commissions paid by the Company to an employee while he
is a participant in 	the Plan, including the Basic Contributions, but
excluding all other Employer	contributions to the benefit plans and all
other forms of compensation.

    	The Plan places a fixed dollar limit per year on each employee's
Basic Contribution.  The 	1993 dollar limit was $8,994 as
established by Treasury Regulations and will be adjusted 	for
inflation pursuant to Treasury Regulations.

    	Basic Contributions are subject to certain tests established by
the Internal Revenue 	Service (the "IRS") which are intended to
prevent discrimination against lower paid 	employees, commonly
referred to as the actual deferral percentage ("ADP") test.  The 	ADP
test imposes ceilings on the amounts that can be contributed as Basic
Contributions 	by certain "Highly Compensated Employees", as
specified by the Code.


2.	Additional Basic Contributions - For any given Plan year in which
the Plan fails to meet 	the ADP test, the Company may elect to make
Additional Basic Contributions to the 	account of each Non-Highly
Compensated Employee in amounts necessary to cause the 	Plan, after
such contributions are made, to meet the test. The Additional Basic Contribution made to each Non-Highly Compensated Employee is to be
a uniform 	percentage of such participant's annual compensation.
During 1993, 1992, and 1991, 	there were no Additional Basic
Contributions.

3.	Discretionary Contributions - At the discretion of the Board of
Directors (the "Board") of 	the Company, the Company may contribute to
the Plan, as of the Plan Year, an amount in 	addition to the Matching
Contribution (see below).  This contribution will be allocated to each eligible employee based on the percentage each eligible
employee's Plan 	compensation is to the total covered Plan
Compensation.  The Company anticipates that 	its Discretionary
Contribution will be made annually contingent upon the Company meeting financial goals established annually by the Board.  During
the years ended 	December 31, 1993, 1992, and 1991, the Company made
discretionary contributions of 	$0, $0, and $400,000 respectively,
to the Plan.  The 1991 discretionary contribution 	consisted of cash
and $23,500 of the Company's common stock.

4.	Matching Contributions - During the years ended December 31, 1993,
1992, and 1991, 	the Company contributed $.25 for each $1.00 of Basic
Contribution contributed per 	participant.  The Matching Contribution is
made on the same frequency as the Basic 	Contribution and deposited to
the Plan at the same time as the Basic Contribution.  The 	Matching
Contribution is at the discretion of the Board and will be decided on an
annual 	basis.

5.	Rollover Contributions - A Participant, with the approval of the
Plan Administrator, may 	roll over to the Plan amounts distributed
directly from a qualified plan maintained, or 	formerly maintained, by
a current or former employer.  Any amount so transferred will 	become
subject to all the terms of the Plan and will be deposited in a Rollover
Account.  	The aggregate of all contributions made to the Plan (other
than Rollover Contributions) 	may not exceed the lesser of $30,000 or 25
percent of any participant's compensation for 	any one year.

Transfers - The Plan allows participants to transfer their account balances from one fund to another once each quarter.

Withdrawals - Under Section 401(k) of the Code, participants' contributions may be withdrawn upon attainment of age 59 1/2 or to satisfy a financial hardship as defined by the IRS regulations. Distributions under the Plan generally must commence no later than April 1 of the calendar year following the calendar year in which the participant attains age 70 1/2 or retires, whichever is later. If a participant demonstrates to the Plan Administrator that they have a financial hardship as defined by the IRS regulations, they may request a withdrawal from their Rollover and/or Basic Contribution account an amount sufficient to meet the financial need. Such withdrawal is restricted to their Rollover Contribution (including earnings) and their Basic Contribution (excluding earnings).

Forfeitures - Unvested amounts in terminating participants' accounts will be forfeited and used to (1) reinstate previously forfeited account balances of former participants that have returned to the Company and
(2) reduce the Company's obligation to contribute to the Plan. The forfeitures will be taken from the participants' accounts at the time final distributions are made to the employee(s) and may be utilized by the Company at the next quarterly valuation date.

Distributions - A participant who ceases to be an employee is entitled to receive their vested interest in the Plan, which is their total vested participant account balance as of the quarterly valuation date coinciding with or immediate following their termination of employment. If a Discretionary Contribution is made at the end of the year in which the participant's employment terminates, a participant whose employment terminates as a result of retirement, disability or death will receive an additional distribution equal to their pro rata share of the Discretionary Contribution.

Vesting - Participants are vested in the Plan at the rate of 25 percent per year. A participant is 100 percent vested in any contributions that they make to the Plan and earnings on those contributions.

Termination - While the Company has not expressed any intent to discontinue the Plan, the Board may terminate it upon notice to and approval by the appropriate governmental agencies having jurisdiction of such termination under ERISA. All of the participant's benefits under the Plan, accrued as of the termination date, will become vested.

Federal Income Tax Consequences - The contributions to the Plan will have the following tax consequences:

1.	Basic Contributions reduce the participant's taxable income by the
amount of such 	contributions.  The participant is not taxed when such
contributions are made and neither 	the contributions nor earnings
thereon are taxed while such amounts remain in the Plan.  	Basic
Contributions are generally subject to withholding of social security
taxes on such 	amounts.

2.	Additional Basic Contributions are not taxable to the participant
when such contributions 	are made and neither the contributions nor
the earnings thereon are taxed while such 	amounts remain in the
Plan.

3.	Participants are not taxed on matching contributions when such
contributions are made 	and neither the contributions nor earnings
thereon are taxed while such amounts remain 	in the Plan.

4.	The earnings on Rollover Contributions are not taxed while such amounts remain in the Plan.

The distributions of participant accounts will have the following federal income tax consequences:

1.	Basic Contributions, Matching Contributions, Additional Basic
Contributions and Discretionary Contributions and earnings accrued
thereon (other than unrealized	appreciation in stock value) are
taxed at ordinary income rates (subject to lump sum distribution rules) upon withdrawal.

2.	Distributions of "excess contributions" under the ADP rules (and
any income relating	thereto) are taxable to participants at ordinary
income rates as of the calendar year in 	which the employee would have
received the contribution as cash (but for the deferral elections). Distributions of excess Matching Distributions ( and any income relating thereto) are taxable at ordinary rates as of the calendar year on behalf of which the contributions were made.

3.	Amounts received as the result of a hardship withdrawal are
taxable at ordinary income	rates in the year of receipt and will be
subject to a 10 percent penalty if the participant is	under age 59 1/2.

4.	Distributions attributable to Basic Contributions, Matching
Contributions and the	earnings thereon, which are paid in a lump sum
to the recipient in one taxable year and	which constitute the balance
to the credit of such participant, may be eligible for five-year	(and
in limited circumstances, ten-year) averaging under Section 402(e) of the Code.

5.	Any taxable distribution will be subject to an additional 10
percent penalty if it was not	made as a result of death, disability,
separation of service after age 55, or an in-service distribution after age 59 1/2.


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Investments - Investments are valued at market value for those investments having readily available market quotations and fair value for other investments as of December 31, 1993 and 1992. Cost of investments sold is determined based on the average cost method.

Contributions - Contributions are recorded in the month payroll deductions are made for plan participants.

Expenses - The Company pays all fees and expenses incurred for administration of the Plan.

Federal Income Taxes - An IRS determination letter dated August 4, 1988, has been received stating that the Plan qualifies under Section 401(a) and 401(k) of the Code and the related trust is therefore exempt from federal income tax under Section 501(a).

Fund Management - On January 1, 1988, the Company entered into an agreement with Frost National Bank (the "Trustee") and established the "Datapoint Corporation Profit Sharing/Employee Savings Plan Trust" (the "Trust") to carry out the purposes of the Plan.



INVESTMENTS

On January 1, 1988, the Company entered into an agreement with the Trustee to administer the Trust pursuant to the terms of the Plan. The Trustee maintains the contributions in accordance with participants' instructions in one or more of the investment options. The first four investment options are sponsored by Fidelity Investments. The five investment options are:


1.	Guaranteed Investment Open End Fund -- This fund invests in the
Guaranteed 	Investment Open End Trust operated by Fidelity Investments
exclusively for the Plan. 	The Guaranteed Investment Open End Fund
invests in guaranteed investment contracts 	with blended interest
rates issued by insurance companies, in order to provide a	guaranteed
principal and secure interest rates. This fund operates the same as the Guaranteed Investment Group Fund, except that there is no
guaranteed rate of return.  	This fund was started by Fidelity
Investments to replace the Guaranteed Investment	Group Fund.


2.	Cash Reserve Fund -- This fund invests exclusively in Fidelity
Investments Cash Reserve	Mutual Fund which is a money market fund
that seeks to maintain the principal's value at	a stable level.
This fund invests in high-quality U.S. dollar denominated money market instruments of domestic and foreign issuers. The dividend yield
fluctuates daily in	response to changes in short-term interest rates.


3.	Equity-Income Fund -- This fund invests exclusively in Fidelity
Investments Equity-Income Mutual Fund which is a growth and income fund. It seeks a reasonable income by investing primarily in income-producing equity securities. The fund normally invests at least 80 percent of assets in income-producing common or preferred stock, bonds and convertible securities.


4.	Magellan Fund -- This fund invests exclusively in Fidelity
Investments Magellan Mutual Fund which is an aggressive growth fund
and seeks appreciation by investing primarily in	common stocks and
securities convertible into common stocks.


5.	Datapoint Common Stock Fund -- This fund invests exclusively in the
Company's common stock.  Purchases of common stock for this fund will
be made by the Trustee either on the	open market or directly from
the Company.  The purchase price of common stock	purchased directly
from the Company shall be equal to the simple average of the high and low price of the common stock, as published in the Wall Street
Journal on the trading day	the date the common stock is purchased for
this Fund.  In addition, no fees or 	commissions will be payable in
connection with the stock purchase from the Company.  	Any fees,
commissions or other charges associated with the purchase or sale of the common stock on the open market is paid by the Common Stock Fund.

There were 304 employees who were participants in the Plan at December 31, 1993. The number of participants in each fund were:

	Guaranteed Investment Open End Fund		121
	Cash Reserve Fund	               				108
	Equity-Income Fund					               71
	Magellan Fund				                   	133
	Datapoint Common Stock Fund			        15

The total number of participants in the Plan was less than the sum of the number of participants shown above because many were participating in more than one fund.

Voting - Prior to the distribution of the shares of common stock to a participant, the Trustee will exercise all voting rights of the Company's common stock allocated to a participant's account.


BENEFITS PAYABLE

Amounts allocated to accounts of persons electing to withdraw from the plan but not yet paid were $64,637 at December 31, 1993. This amount is included in plan equity. This amount has been included as a liability on Form 5500 as required by ERISA.





                          SUPPLEMENTAL  SCHEDULES






                          DATAPOINT CORPORATION

                   PROFIT SHARING/EMPLOYEE SAVINGS PLAN

                    SCHEDULE OF REPORTABLE TRANSACTIONS



                       Year Ended December 31, 1993




The following represents the series of reportable transactions for the year ended December 31, 1993:


                                                                   	          	   		               Current
Identity of	 	                        		 		Purchase			 	                  Expenses			           Value on
Party          Description	    Units	      Price at    Units	   Sales 	 	Incurred		  Cost of		  Date of	   Net Gain
Involved		     of Assets	    Purchased 		Acquisition	 	Sold  	 	Price	  	with Sale		  Asset	 	Transaction	 or (Loss)
_______							____________   _________   ___________  _______  ________  _________   _______		___________		_________
Fidelity	    	GIC Open End	  	364,533	    	$364,533    	-	       -	         	-		     $364,533 		$364,533 		    -
Investments	  Fund	            	-	           	-	    	 340,721 	$340,721 	   	- 		    $340,721 		$340,721       -

Fidelity    		Cash Reserves	 	128,251    		$128,251 	   -	      	-	         	-		     $128,251 		$128,251     	 -
Investments	 	Fund	            	-	           	-	    	 190,892		$190,892 	   	-		     $190,892 		$190,892 		    -

Fidelity 	   	Magellan		        3,972	     $275,300  		 -	      	-	         	-		     $275,300 		$275,300 		    -
Investments 		Fund	            	-	           	-	      	 1,640		$115,950    		-		      $98,181 		 $98,181 		$17,769

Fidelity    		Equity Income	   	2,039	     	$65,665 	  	-	      	-	         	-		      $65,665 		 $65,665 	     -
Investments 		Fund	            	-	           	-	      	 1,323	  $41,631    		-	      	$34,176 		 $34,176 	  $7,455


                             	DATAPOINT CORPORATION

                     	PROFIT SHARING EMPLOYEE/SAVINGS PLAN

                    	SCHEDULE OF ASSETS HELD FOR INVESTMENT


                        	Year Ended December 31, 1993



Description				                               		                 Market
of Assets	                    	Units	             	Cost	        	Value
- - - ------------                 ---------          ----------     ----------
GIC Open End
Fund	                       	1,060,587	        	$1,060,587   		$1,060,587


Cash Reserve
Fund	                         	948,487	          	$948,487    		$948,487


Equity-Income
Fund	                          	12,263          		$326,548 	   	$414,985


Magellan
Fund	                          	19,855        		$1,212,409  		$1,406,754


Datapoint Common              		34,744	           	$77,800     	$204,121
Stock Fund